Exhibit 99.B(h)(1)

THIRD AMENDED AND RESTATED

SERVICE AGREEMENT

THIS SERVICE AGREEMENT (the “Agreement”), dated as of August 11, 1998, and amended and restated as of November 15, 2004, August 29, 2005 and August 28, 2006, is entered into by and between RYDEX VARIABLE TRUST, a Delaware business trust (the “Trust”), and RYDEX FUND SERVICES, INC., a Maryland corporation (the “Servicer”).

WITNESSETH:

WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Servicer is registered as a transfer agent under the Securities Exchange Act of 1934, as amended; and

WHEREAS, the Trust wishes to have the Servicer perform general administrative, shareholder, dividend disbursement, transfer agent, and registrar and other services for the Trust and to act in such capacity in the manner set forth in this Agreement, and the Servicer is willing to act in such capacity in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree and proms as follows:

1.                                       Services To Be Provided.

In consideration of the compensation to be paid by the Trust to the Servicer pursuant to Section 4 of this Agreement, the Trust delegates to the Servicer the performance, on behalf of the Trust, of the following Services and the Servicer agrees to the foregoing delegation and agrees that it will:

a.                                                                                       Manage, supervise, and conduct the affairs and business of the Trust and matters incidental thereto. In the performance of its duties, the Servicer will comply with the Trust’s Prospectus and its Statement of Additional Information, as the same may be amended from time to time, all as delivered to the Servicer (collectively, the “Controlling Documents”). The Servicer will also use its best efforts to safeguard and promote the welfare of the Trust, and to comply with other policies which the Board of Trustees of the Trust (the “Board”) may from time to time specify. The Servicer will furnish or provide to the Trust general administrative services as the Trust may reasonably require in the conduct of its affairs and business, including, without limitation, the services described on Schedule I attached hereto.

b.                                                                                      Provide the Trust with all required shareholder and dividend disbursement services, including, without limitation, those services described on Schedule II, attached hereto. The Servicer will maintain sufficient trained personnel and equipment and supplies to perform such services in conformity with the Controlling Documents and such other reasonable standards of performance as the Trust may from time to time specify, and otherwise in an accurate, timely, and efficient manner.

c.                                                                                       Provide the Trust with all required stock transfer agent and registrar services, including, without limitation, those services described on Schedule III attached hereto. The Servicer will maintain sufficient trained personnel and equipment and supplies to perform such services in conformity with the Controlling Documents and such other reasonable standards of performance as the Trust may from time to time specify, and otherwise in an accurate, timely, and efficient manner.

d.                                                                                      Perform the anti-money laundering services (the “AML Services”) set forth in Schedule IV to this Agreement concerning the shareholder

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accounts maintained by the Servicer pursuant to the Agreement and in accordance with the Trust’s AML Program.  In connection therewith, Servicer agrees to maintain policies and procedures, and related internal controls, that are consistent with the Trust’s AML Program and the requirement that the Trust employ procedures reasonably designed to achieve compliance with the applicable anti-money laundering laws (the “Applicable AML Laws”), including the requirement to have policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under Section 5318 of the Bank Secrecy Act.  The Servicer also agrees to keep and maintain on behalf of the Trust all books and records which the Trust and the Servicer is, or may be, required to keep and maintain pursuant to any applicable laws, regulations, and rules, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the AML services to be provided hereunder.  The Servicer further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Trust’s regulators, including the SEC, at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders consistent with the requirements of Regulation S-P.  Moreover, at least quarterly, Servicer agrees to provide a report to the Trust containing the information set forth in Schedule V to this Agreement.

2.                                       Obligations of the Trust.

The Trust will have the following obligations under this Agreement:

a.                                                                                       The Trust shall keep the Servicer continuously and fully informed as to the composition of the Trust’s investment portfolio and the nature of all of the Trust’s assets and liabilities, and shall cause the investment managers of the Trust’s series to cooperate with the Servicer in all matters so as to

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enable the Servicer to perform the Servicer’s functions under this Agreement.

b.                                                                                      The Trust shall furnish the Servicer with any materials or information which the Servicer may reasonably request to enable the Servicer to perform the Servicer’s functions under this Agreement.

c.                                                                                       The Trust shall turn over to the Servicer the accounts and records previously maintained by or for the Trust. The Servicer shall be entitled to rely exclusively on the completeness and correctness of the accounts and records turned over to the Servicer by the Trust; provided, that such reliance is made in good faith, and the Trust shall indemnify and hold the Servicer harmless of and from any and all expenses (including, without limitation, attorneys’ and accountants’ fees), damages, claims, suits, liabilities, actions, demands, and losses whatsoever arising out of or in connection with any error, omission, inaccuracy, or other deficiency of such accounts and records or in connection with the failure of the Trust to provide any portion of such accounts and records or to provide any information to the Servicer necessary or appropriate to perform the Servicer’s functions hereunder; and provided, further, that such accounts, records, and other information shall belong to the Trust and be considered confidential, and shall not be disclosed to other than Federal and state regulators without permission from the Trust.

3.                                       Payment of Fees and Expenses.

a.                                                                                       The Servicer will pay all of the fees and expenses incurred by the Servicer in providing the Trust with the services and facilities described in this Agreement, except as otherwise provided herein.

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b.                                                                                      Notwithstanding any other provision of this Agreement, the Trust will pay, or reimburse the Servicer for the payment of, all fees and expenses (or a lesser amount as stipulated by the Board of Trustees and recorded in the Trust’s minutes)  incurred by the Servicer not directly related to the Servicer’s providing the Trust with the services and facilities described in this Agreement, including, but not limited to, the following described fees and expenses of the Trust (hereinafter called “Direct Expenses”) whether or not billed to the Trust, the Servicer, or any related entity:

i.                                          fees and expenses of custodian and depositories and banking services fees and costs;

ii.                                       fees and expenses of outside legal counsel and any legal counsel directly employed by the Trust;

iii.                                    fees and expenses of independent auditors and income tax preparation and expenses of obtaining quotations for the purpose of calculating the value of the Trust’s assets;

iv.                                   all Federal, state, and local taxes (including, without limitation, stamp,                 excise, income, and franchise taxes);

v                                         costs of stock certificates and other expenses of issuing and redeeming shares of the Trust (“Shares”);

vi.                                   costs incidental to or associated with shareholder meetings;

vii.                                fees and expenses of registering or qualifying shares for sale under Federal and state securities laws;

viii                                costs (including postage) of printing and mailing prospectuses, confirmations, proxy statements, and other reports and notices to shareholders and to governmental agencies;

ix.                                     premiums on all insurance and bonds and other expenses of fidelity

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and liability insurance and bonding covering the Trust;

x.                                        fees and expenses of the disinterested Trustees and expenses incidental to the meetings of the Board;

xi.                                     dues and expenses associated with membership in the Investment Company Institute and the Mutual Fund Education Alliance; costs (including postage) of printing and mailing prospectuses, confirmations, proxy statements, annual, semi-annual and quarterly reports, and other reports and notices to shareholders and to governmental agencies;

4.                                       Compensation.

As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect at the annual rates based on the average daily net assets (the “Assets”) of each of the Trust’s series (a “Fund”) for such month as set forth in Schedule VI.

In the event that this Agreement commences on a date other than on the beginning of any calendar month, or if this Agreement terminates on a date other than the end of any calendar month, the fees payable hereunder by the Trust shall be proportionately reduced according to the number of days during such month that services were not rendered hereunder by the Servicer.

5.                                       Reports to the Board of Trustees.

The Servicer will consult with the Board at such times as the Board reasonably requests with respect to the services provided hereunder, and the Servicer will cause its officers to attend such meetings with the Board, and to furnish such oral or written reports to the Board, as the Board may reasonably request. In addition, the Servicer agrees to provide to the Board such reports and other information as the Board may reasonably request in order to enable the Board to perform a review of the Servicer’s performance under this Agreement.

6.                                       Term of Agreement.

This Agreement shall become effective as of the date the Trust commences its investment

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operations and shall continue for an initial two-year term and shall continue automatically from year-to-year thereafter unless terminated in accordance with the provisions of Section 7 of this Agreement, provided, that:  (a) such continuance is approved by (i) either a vote of the majority of the Trustees or a vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust and (ii) a majority of the Trustees who are not “interested persons” (as defined at Section 2(a)(19) of the 1940 Act); and (b) the following findings are made by a majority of the Trustees who are not “interested persons” (as defined at Section 2(a)(19) of the 1940 Act):  (i) that this Agreement is in the best interests of the Trust; (ii) that the services to be performed pursuant to this Agreement are services required for the operation of the Trust; (iii) that the Servicer can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and (iv) that the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

7.                                       Termination.

This Agreement may be terminated, without the payment of any penalty, by either party hereto upon at least sixty (60) days’ written notice to the other party. Any termination by the Trust will be pursuant to a vote of a majority of the Trustees.

8.                                     Standard of Care.

a.                                       Except as provided by law, the Servicer will be under no liability or obligation to anyone with respect to any failure on the part of the Board or any investment manager to perform any of their obligations under the Controlling Documents, or for any error or omission whatsoever on the part of the Board or any investment manager.

b.                                      The Servicer will not be liable for any error of judgment or mistake of law or for any loss caused by the Trust in connection with the matters to which this Agreement relates; provided, however, that the Servicer has acted in the premises with the care, skill, prudence, and diligence under the circumstances then

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prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of any enterprise of a like character and with like aims, and in accordance with such other requirements of law; provided, further, however, that nothing in this Agreement will protect the Servicer against any liability to the Trust to which the Servicer would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Servicer’s duties hereunder or by reason of the Servicer’s reckless disregard of the Servicer’s obligations and duties hereunder.

9.                                       Other Activities of the Servicer.

Subject to the provisions of Section 5 of this Agreement, with respect to advance notice of the Servicer’s taking on of new clients or ventures of material significance, nothing herein contained will limit or restrict the right of the Servicer to engage in any other business or to render services of any kind to any other corporation, firm, individual, or association.

10.                                 Scope of Authority.

a.                                       Shares purchased by the Servicer on behalf of shareholders of the Trust (“Shareholders”) will be registered with the Servicer, as the Trust’s transfer agent, in the Servicer’s name or in the name of the Servicer’s nominee. The Shareholder will be the beneficial owner of Shares purchased and held by the Servicer in accordance with the Shareholder’s instructions and the Shareholder may exercise all rights of a Shareholder of the Trust.

b.                                      Neither the Servicer nor any of the Servicer’s officers, employees, agents, or assigns are authorized to make any representations concerning the Trust or the Shares, except for those representations contained in the Trust’s then current prospectus for such Shares, copies of which will be supplied by the Trust to the Servicer, or in such supplemental literature or advertising as may be authorized by the Trust in writing.

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11.                                 Authority to Engage Sub-Servicers.

In providing the services and assuming the obligations set forth herein, the Servicer may, at the sole expense of the Servicer, employ one or more sub-servicers, or may enter into such service agreements as the Servicer deems appropriate in connection with the performance of the Servicer’s duties and obligations hereunder. Reference herein to the duties and responsibilities of the Servicer shall include the duties and responsibilities of any sub-servicers employed by the Servicer to the extent that the Servicer shall delegate such duties and responsibilities to such sub-servicer.

12.                                 Indemnification.

a.                                       The Trust shall indemnify the Servicer and hold the Servicer harmless from and against all actions, suits, and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with the Servicer’s performance under this Agreement and from and against any and all losses, damages, costs, charges, attorneys’ and accountant’s fees, payments, expenses, and liabilities incurred by the Servicer in connection with any such action, suit, or claim unless caused by the Servicer’s breach of this Agreement, negligence, or willful misconduct. The Servicer shall not be under any obligation to prosecute or to defend any action, suit, or claim arising out of or in connection with the Servicer’s performance under this Agreement, which, in the opinion of the Servicer’s counsel, may involve the Servicer in expense or liability, and the Trust shall, so often as reasonably requested, furnish the Servicer with satisfactory indemnity against such expense or liability, and upon request of the Servicer, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity; provided, however, that the Servicer shall give the Trust immediate notice of any such action, suit, or claim brought against the Servicer.

b.                                      The Servicer shall indemnify the Trust and hold the Trust harmless from all claims and liabilities (including reasonable attorneys’ and accountants’ expenses) incurred or assessed against the Trust arising from the

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Servicer’s negligence, willful misconduct, or breach of this Agreement.

13.                                 Notices.

a.                                       Communications to the Servicer from the Trust or the Board shall be addressed to:

Rydex Variable Trust or Rydex Fund Services, Inc.

9601 Blackwell Road

Suite 500

Rockville, Maryland 20850

Attention: President

b.                                      Communications from the Servicer to the Trust shall be addressed to:

Rydex Fund Services, Inc.

9601 Blackwell Road

Suite 500

Rockville, Maryland 20850

Attention: President

c.                                       In the event of a change of address, communications will be addressed to such new address as designated in a written notice from the Trust or the Servicer, as the case may be. All communications addressed in the above manner and by registered mail or delivered by hand will be sufficient under this Agreement.

14.                                 Law Governing.

This Agreement is governed by the laws of the State of Maryland (without reference to such state’s conflict of law rules).

15.                                 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

16.                                 Binding Effect and Assignment.

This Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Servicer, or by the Servicer without the written consent of the Trust, in

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each case authorized or approved by a resolution of the Trust’s Trustees.

17.           Amendment, Modification, and Waiver.

No term or provision of this Agreement may be amended, modified, or waived without the affirmative vote or action by written consent of the Servicer and the Trust.

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IN WITNESS WHEREOF, the Servicer and the Trust have executed this Agreement as of the date above written.

RYDEX VARIABLE TRUST

By:	/s/ Carl G. Verboncoeur
Name:	Carl G. Verboncoeur
Title:	President

RYDEX FUND SERVICES, INC.

By:	/s/ Carl G. Verboncoeur
Name:	Carl G. Verboncoeur
Title:	President

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Schedule I

General Administrative Services

The Servicer agrees to provide the Trust with all required general administrative services, including, without limitation, the following:

1.             Office space, equipment, and personnel.

2.             Clerical and general back office services.

3.             Bookkeeping, internal accounting, secretarial, and other general administrative services.

4.             Preparation of all annual, semi-annual and quarterly reports, prospectuses, statements of additional information, proxy statements, and all other materials required to be filed or furnished by the Trust under Federal and state securities laws.

5.             Process payments of all fees and expenses of the Trust.

6.             Perform appropriate IRS and SEC testing for the Trust.

7.             Disseminate NAV and other relevant Fund information to external parties.

8.             Calculate Fund distributions to ensure compliance with IRS rules.

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Schedule II

Shareholder and Dividend, Disbursement Services

The Servicer agrees to provide the Trust and the Shareholders with all required shareholder and dividend disbursement services (“Services”), including, without limitation, the following:

1.              The Servicer shall provide the following services to the Shareholders of the Trust:

a.             Aggregating and processing purchases and redemption requests for Trust Shares from Shareholders.

b.             Processing dividend payments from the Trust on behalf of Shareholders.

c.             Providing information periodically to Shareholders showing their positions in Shares.

d.             Arranging for bank wires.

e.             Responding to Shareholder inquiries relating to the services performed by the Servicer.

f.              Providing subaccounting with respect to Shares beneficially owned by Shareholders.

g.             As required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements, and dividend, disbursement, and tax notices) to Shareholders.

h.             Providing such other similar services as the Trust may reasonably request to the extent the Servicer is permitted to do so under applicable statues, rules, or regulations.

i.              Provide to Shareholders a schedule of any fees that the Servicer may charge directly to the Shareholders for such Services.

2.            The Servicer shall also provide the following additional Services:

a.             Maintain all records required by law relating to transactions in Shares and, upon request by the Trust, promptly make such of these records available to the Trust as the Trust may reasonably request in connection with the operations of the Trust.

b.             Promptly notify the Trust if the Servicer experiences any difficulty in maintaining the records described in this Schedule II to the Agreement in an accurate and complete manner.

c.             Furnish the Trust or any designee of the Trust (“Designee”) with such information relating to the Servicer’s performance under this Agreement as the Trust or the Designee may reasonably request (including, without limitation, periodic certifications confirming the provision to Shareholders of the Services described herein), and shall otherwise cooperate with the Trust and the Trust’s Designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law.

Schedule III

Transfer Agent. and Registrar Services

The Servicer agrees to provide the Trust with all required transfer agent and registrar services, including, without limitation, the following:

1.             Maintaining all shareholder accounts, including processing of new accounts.

2.             Posting address changes and other file maintenance for shareholder accounts.

3.             Posting all transactions to the shareholder file, including:

a.             Direct purchases

b.             Wire order purchases

c.             Direct redemptions

d.             Wire order redemptions

e.             Draft redemptions

f.              Direct exchanges

g.             Transfers

4.             Quality control reviewing of transactions before the mailing of confirmations, checks, and/or certificates to shareholders.

5.             Issuing all checks and shipping and replacing lost checks.

6.             Mailing confirmations, checks, and/or certificates resulting from transaction requests of shareholders.

7.             Performing other mailings, including:

a.             Semi-annual and annual reports

b.             I.R.S. Form 1099/yearend shareholder reporting

c.             Systematic withdrawal plan payments

d.             Daily confirmations

8.             Answering all service-related telephone inquiries from shareholders, including:

a.             General and policy inquiries (research and resolve problems)

b.             Trust yield inquiries

c.             Taking shareholder processing requests and account maintenance changes by telephone

d.             Submitting pending requests to correspondence

e.             Developing reports on telephone activity

Schedule IV

AML Services

1.             Respond promptly to requests from Financial Crimes Enforcement Network (“FinCEN”), a department of the U.S. Treasury, about accounts or transactions by reporting to FinCEN the identity of the specified individual or organization, the account number, all identifying information provided by the account holder when the account was established, and the date and type of transaction, after providing notice to the Trust to the extent reasonably practical and allowed by Applicable AML Laws.

2.             Share information with the Trust, and other financial institutions as requested by the Trust, regarding those suspected of terrorism and money laundering for the purposes of identifying and reporting activities that may involve terrorist acts or money laundering activities in compliance with Applicable AML Laws.

3.             File with FinCEN an initial notice before sharing any information with any other financial institutions, including affiliates, and file annual notices afterwards using forms made available at www.fincen.gov and take reasonable steps to verify that the other financial institution has submitted the requisite notice to FinCEN, either by obtaining confirmation from the financial institution or by consulting a list of such financial institutions that FinCEN will make available.

4.             Identify and verify the identity of all shareholders upon the opening of new accounts in compliance with Applicable AML Laws.

5.             Perform additional due diligence to verify the identity of shareholders with accounts that may pose a greater risk of terrorism or money laundering activity, such as foreign accounts, domestic or foreign corporate or business entity accounts, domestic or foreign trust accounts, offshore accounts, intermediary accounts, accounts in high risk and non-cooperative jurisdictions, and senior foreign government or public official accounts in compliance with Applicable AML Laws.

6.             Check shareholders against the Treasury’s Office of Foreign Assets Control (“OFAC”) list of “Specifically Designated Nationals and Blocked Persons List,” and similar lists of terrorists received from governmental agencies, and place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as required by Applicable AML Laws.

7.             Provide notices to shareholders, prior to the opening of an account or trading authority is granted, that Servicer will request information, from either the shareholder or a third party, to verify the identity of the shareholder in compliance with Applicable AML Laws.

8.             Monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the Securities and Exchange Commission, the U.S. Treasury Department, the

Internal Revenue Service or each agency’s designated agent, in each case consistent with the Trust’s AML Program.

9.             Maintain the confidentiality of any reports provided to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service or each agency’s designated agent in compliance with Applicable AML Laws.

10.           Create documentation to provide a basis for law enforcement authorities to trace illicit funds.

11.           Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Trust’s AML Program, and make the same available for inspection by (i) the Trust’s AML Compliance Officer, the Board, or the independent auditor of the Board, (ii) any auditor of the Trust’s AML Program or related procedures, policies or controls that has been designated by the Trust in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the Trust’s AML Compliance Officer.

12.           Arrange for periodic reviews of the Servicer operations related to the AML Services, at least annually, of the Servicer operations related to the AML Services, which reviews are performed by internal auditors not involved in the day-to-day operation of the Servicer’s AML Program or other qualified independent auditors chosen by Servicer.

13.           Develop and implement an ongoing employee training program providing training, at least annually, with regard to how to identify red flags and signs of terrorism or money laundering activities, what to do if such a red flag is identified, Servicer’s AML record retention policies, and the consequences of not complying with the requirements of Servicer’s AML policies and procedures.

14.           Perform such other related services as are required by the Trust’s AML Program.

Schedule V

AML Reports

1.             Following each quarterly period, Servicer will provide a written report to the following effect pertaining to the AML Services rendered by Servicer hereunder during such quarterly period:

a.             performed good order review for all new and reregistered accounts;

b.             performed acceptance review for all monetary instruments received;

c.             administered signature guarantee policy in accordance with prospectus requirements;

d.             administered escrow hold policy in accordance with prospectus requirements;

e.             verified customer address changes;

f.              verified customer identification for all new accounts and all name changes on existing accounts;

g.             monitored all purchase transactions made with cash equivalents totaling in excess of $10,000, resulting in the filing of [x] Form 8300 reports during the period.  The Fund does not accept cash or currency;

h.             monitored all accounts for suspicious activity, resulting in the filing of [x] Form SAR reports during the period;

i.              reviewed shareholder names against lists of suspected terrorist and terrorist organizations supplied by various governmental organizations, such as the Office of Foreign Asset Control, resulting in [x] number of matches and the freezing and reporting of [x] accounts during the period;

j.              created the documentation necessary to provide a basis for law enforcement authorities to trace illicit funds;

k.             maintained all records and other documentation related to shareholder accounts and transactions required to be prepared and maintained pursuant to the Fund’s anti-money laundering program for all Servicer transfer agent services;

2.             The following items will be provided following each quarterly period, to the extent applicable:

a.             modified our anti-money laundering program (including a copy of the revised program;

b.             uncovered [x] material violations of our anti-money laundering program involving [x] and took the following corrective actions:  [x];

c.             made [x] discretionary decisions relating to the implementation of its anti-money laundering program involving [x].

d.             performed the required due diligence to help prevent the opening of any accounts for foreign shell banks during the period either directly or through correspondent accounts, resulting in [x] declined account openings; and

e.             performed required due diligence on any new correspondent accounts opened during the period, resulting [x] closed correspondent accounts.

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3.             Following each year, Servicer will provide the following documentation pertaining to the AML Services rendered by Servicer hereunder during such annual period:

a.             a written report describing the operation and implementation of the anti-money laundering program, including its customer identification program;

b.             a copy of the independent auditor’s written report regarding Servicer’ operation and implementation of the anti-money laundering program;

c.             a written certification that, among other things, it has implemented its anti-money laundering program and has perfomed the specified requirements of the Trust’s AML Program and Servicer’ anti-money laundering program, including related customer identification program requirements;

d.             written materials evidencing the implementation and maintenance of, and compliance with, the Trust’s and Servicer’ anti-money laundering program, including related customer identification program requirements;

e.             a written summary of any matters included in the quarterly reports that Servicer provided to the Board during the annual period;

f.              a written report regarding developments in anti-money laundering laws/regulations and money laundering activities; and

g.             a written report describing significant matters raised during the AML Compliance Officer’s training/education session for that year.

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Schedule VI

Compensation

As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the “Assets”) of each of the Trust’s series (a “Fund”) for such month:

Government Long Bond 1.2x Strategy Fund

0.20% of Assets

U.S. Government Money Market Fund

0.20% of Assets

Nova Fund

0.25% of Assets

Inverse S&P 500 Strategy Fund

0.25% of Assets

NASDAQ-100® Fund

0.25% of Assets

Inverse NASDAQ-100® Strategy Fund

0.25% of Assets

Inverse Government Long Bond Strategy Fund

0.25% of Assets

Europe 1.25x Strategy Fund

0.25% of Assets

Japan 2x Strategy Fund

0.25% of Assets

Russell 2000® 1.5x Strategy Fund

0.25% of Assets

Mid-Cap 1.5x Strategy Fund

0.25% of Assets

S&P 500 Pure Value Fund

0.25% of Assets

S&P 500 Pure Growth Fund

0.25% of Assets

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S&P MidCap 400 Pure Value Fund

0.25% of Assets

S&P MidCap 400 Pure Growth Fund

0.25% of Assets

Inverse Mid-Cap Strategy Fund

0.25% of Assets

S&P SmallCap 600 Pure Value Fund

0.25% of Assets

S&P SmallCap 600 Pure Growth Fund

0.25% of Assets

Inverse Russell 2000® Strategy Fund

0.25% of Assets

Strengthening Dollar 2x Strategy Fund

0.25% of Assets

Weakening Dollar 2x Strategy Fund

0.25% of Assets

Banking Fund

0.25% of Assets

Basic Materials Fund

0.25% of Assets

Biotechnology Fund

0.25% of Assets

Consumer Products Fund

0.25% of Assets

Electronics Fund

0.25% of Assets

Energy Fund

0.25% of Assets

Energy Service Fund

0.25% of Assets

Financial Services Fund

0.25% of Assets

Health Care Fund

0.25% of Assets

III-4

Internet Fund

0.25% of Assets

Leisure Fund

0.25% of Assets

Precious Metals Fund

0.25% of Assets

Real Estate Fund

0.25% of Assets

Retailing Fund

0.25% of Assets

Technology Fund

0.25% of Assets

Telecommunications Fund

0.25% of Assets

Transportation Fund

0.25% of Assets

Utilities Fund

0.25% of Assets

Commodities Strategy Fund

0.25% of Assets

All-Cap Opportunity Fund

0.25% of Assets

Multi-Cap Core Equity Fund

0.25% of Assets

CLS AdvisorOne Amerigo Fund

0.25% of Assets

CLS AdvisorOne Clermont Fund

0.25% of Assets

CLS AdvisorOne Berolina Fund

0.25% of Assets

Multi-Hedge Strategies Fund

0.25% of Assets

S&P 500 Fund

0.25% of Assets

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Russell 2000® Fund

0.25% of Assets

Russell 2000® 2x Strategy Fund

0.25% of Assets

Inverse Russell 2000® 2x Strategy Fund

0.25% of Assets

Dow 2x Strategy Fund

0.25% of Assets

Inverse Dow 2x Strategy Fund

0.25% of Assets

NASDAQ-100® 2x Strategy Fund

0.25% of Assets

Inverse NASDAQ-100® 2x Strategy Fund

0.25% of Assets

S&P 500 2x Strategy Fund

0.25% of Assets

Inverse S&P 500 2x Strategy Fund

0.25% of Assets

All-Asset Moderate Strategy Fund

0.25% of Assets

All-Asset Conservative Strategy Fund

0.25% of Assets

All-Asset Aggressive Strategy Fund

0.25% of Assets

Managed Futures Strategy Fund

0.25% of Assets

High Yield Strategy Fund

0.25% of Assets

Inverse High Yield Strategy Fund

0.25% of Assets

International Opportunity Fund

0.25% of Assts

Alternative Strategies Allocation Fund

0.25%

III-6

Global Market Neutral Fund

0.25%

Long/Short Commodities Strategy Fund

0.25%

DWA Flexible Allocation Fund

0.25%

DWA Sector Rotation Fund

0.25%

Additions are noted in bold.

III-7